DESIGN SAVERS PLAN AGENT AGREEMENT

This AGENT AGREEMENT ("Agreement") is entered into by and between Design Savers Plan, LLC (DSP), a Colorado Corporation located at 2851 S. Parker Rd. Suite 1300, Aurora, Colorado 80014 and Tom Thomason (Agent) at 2600 Old Crow Canyon Road, Suite 201, San Ramon, California 94583, Social Security Number ###-##-####.

1.    RELATIONSHIP AND SCOPE OF AUTHORITY

DSP hereby appoints Agent to represent DSP and promote its products. The relationship of Agent to DSP is that of an independent contractor, and nothing herein shall be construed to create the relationship of employee and employer. Agent is free to exercise his/her own judgment as to the time and manner for performing services required under this Agreement. Agent is also free to exercise his/her own judgment as to the persons from whom Agent will solicit applications and the time and place of solicitation. Agent shall make no representations or commitments of any type to applicants as to the issuance of plan or coverage of specific medical conditions or claims, nor will Agent incur any liability on behalf of DSP or any Company.

2.    COMPENSATION

DSP shall pay to Agent a monthly commission equal to 50% of each member’s monthly dues, less any commissions due to Agent’s subagents, as compensation in full for all services performed and all expenses incurred by Agent, subject to the terms and conditions of this Agreement. No commission shall be paid to Agent unless and until DSP receives payment from the Client. Agent shall be paid only on payments paid to DSP on plans approved by DSP and personally sold by Agent, or Agent’s subagents which have applications bearing the Agent’s or subagent’s name. The Commission Schedule and any commission’s payable hereunder may be modified form time to time by DSP upon ten (10) days written notice, effective on all new memberships sold after such written notice, which may be contained in the DSP Field Bulletin or other written communication.

3.    TERRITORY

During the term of this Agreement, Agent may solicit throughout the Agent’s state of residence and other states as authorized by DSP but only if no specific counties are excluded in writing. This territory is not assigned exclusively to Agent. Agent shall not solicit applications in any manner in any state that prohibits the sale of Discount Savings Plans. Upon ten (10) days written notice to Agent, DSP may, in its sole discretion, discontinue conducting all or any part of its business within all or any part of Agent’s territory or any other territory.

4.  RESPONSIBILITIES

Agent shall at all times comply with all laws and regulations of the states in which Agent solicits business. Agent shall not rebate any payments or payments to any party. Agent shall be responsible for acquiring and maintaining all licenses in any territory in which Agent solicits, as required by applicable law. Agent shall pay for all of Agent’s license fees, appointment fees, bond fees, and fees and taxes required by any federal, state or local government. Agent is solely responsible for the performance, fidelity and honesty of Agent’s employees or sub-agents during the term of their employment with Agent. All funds collected by Agent are held by Agent in trust and are the property of DSP, and Agent shall act as fiduciary with respect to those funds, which will in no event be used by Agent for personal, business or other purposes. Agent agrees to work diligently to prevent lapsing and replacement of Discount Plans effected hereunder. All plans written by Agent is and remains the property of DSP.

5.    TERM

This Agreement shall be for an initial term of three (3) years from the date of execution set forth below and shall automatically renew for an additional one (3) year period on each anniversary date of its commencement unless it is terminated as set forth below. This Agreement may be terminated for any or no reason by either party upon five (5) days written notice to the other. In addition DSP may terminate this Agreement "for cause" immediately upon mailing written notice to Agent’s last known address if Agent or any of Agent’s employees or sub-agents shall:
A.    Commit any fraud or product misrepresentation in connection with Agent’s duties under this Agreement,

Exhibit 10.16
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B.    Violate any of the terms of this Agreement, the Agent Note or Pledge Agreement (as such terms are defined in paragraph 6 below); and/or the laws or regulations governing sales in the state or states in which Agent is licensed; and/or any other laws or regulations of such state or the territory which Agent has been assigned.
C.    Be convicted of a felony.
D.    Publish, distribute or use any circulars, advertising, sales material or other matter referring to DSP or its plans without first securing the written approval of DSP.
E.    Communicate with any DSP planholder for the purpose of replacing a DSP plan with a plan from another company.
If this Agreement is terminated for cause, then all of the Agent’s rights to any compensation shall be immediately terminated, including but not limited to all commissions and renewal commissions.

6.    ADVANCES

DSP may, in its discretion, make Advances to Agent; each Advance will be a loan of money by DSP to Agent. DSP will not be obligated to make such Advances and may modify the terms of the Advances at any time without the consent of Agent although DSP shall endeavor to notify Agent promptly of any changes in the Advances. Advances shall be subject to the following:

A.    Agent’s Account
Each advance or other amount provided to Agent by DSP will be debited to the Agent’s Account, which is herein pledged to DSP to secure repayment of the Advances.

B.    Repayment
The unpaid amounts of both principal and interest outstanding under this note shall be due and payable on demand, but if no demand has theretofore been made then demand shall be deemed to have been given immediately upon the termination of this agreement.

C.    Account Credits
Commissions earned by Agent under this agreement will be credited to Agent’s Account. No earned commissions in the advance account will be paid to Agent unless all amounts owed by DSP by Agent are fully repaid, including all Advances, all costs of leads and advertising if any, all refunds and all other obligations of Agent to DSP.

D.    Advance Requirements
No advance commissions shall be paid:
1.    Except upon satisfactory completion of the verification of an application submitted by Agent for coverage by DSP.
2.    If the check accompanying this application is non-negotiable or does not clear.
3.    If the planholder rejects coverage after verification.
4.    If the Agent’s application for plan financing is rejected.
5.    If DSP in its discretion determines to discontinue Advances for any reason.

E.    Refunds
Agent shall promptly refund to DSP all advances received with respect to:
1.    Submitted applications for which plans are not issued.
2.    Issued plans that are not accepted by the applicant.
3.    Payments that are refunded for any other reason.
4.    Plans that are rescinded because of a fraudulent application.
All such refunds, when received by DSP, will be credited to Agent’s Account.

F.    Interest Rate
The unpaid principal balance from time to time outstanding shall bear interest, until the maturity of this note (whether by demand, acceleration, or otherwise), at a rate equal at all times to one percent (1%) per month.

G.    Prepayment
Principal or interest of this note may be prepaid from time to time and at any time, in whole or in part, without payment or penalty. All prepayments shall be applied first to accrued unpaid interest and then to principal.

Exhibit 10.16
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H.    Default Interest
After the maturity hereof (whether by demand, acceleration, or otherwise), all past due principal, and if permitted by applicable law all past due interest, shall bear interest at the rate of eighteen percent (18%) per annum.

I.    Default
Without in any way limiting the demand provisions hereof, the occurrence of any of the following events shall be considered a default hereunder:
1.    The failure of Agent to make timely payment of any principal or interest due hereunder.
2.    A Failure of Agent to perform any covenant or provision of this Agreement.
3.    The bankruptcy or insolvency of, the assignment for the benefit of creditors by, or the appointment of a receiver for any of the property of, Agent.
At the option of DSP, upon the occurrence of any default, the entire outstanding principal balance and all accrued unpaid interest shall at once become due and payable, without presentment, demand, protest, notice or grace, and the holder may, to addition to all its other rights and remedies, report Agent’s name and account information to credit reporting agencies. The failure to exercise the foregoing options upon the happening of one or more of the foregoing defaults shall not constitute a waiver of the right to exercise any of said options at any subsequent time in respect of the same default or any other default. The acceptance by the DSP of this note or any payment hereunder which is less than the payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of said options at that time or at any subsequent time or nullify any prior exercise of any such option.

J.    Attorneys’ Fees
If this note is not paid at maturity (whether by demand, acceleration, or otherwise), or if it is collected through a bankruptcy, probate, or other court, whether before or after any such maturity, Agent shall pay all cost of collection incurred by the holder hereof, including but not limited to reasonable attorneys’ fees.

K.    Waiver of Notice and Content
Agent waives presentment, notice of dishonor, notice of intention to accelerate the maturity hereof, diligence in collecting, grace, notice and protest, and Agent consents to all whether before or after maturity (whether by demand, acceleration, or otherwise).

L.    Events of Default
The happening of any of the following events or conditions shall be a default hereunder:
1.    A default in the timely payment or performance of the obligations.
2.    Breach of any warranty or representation made by Agent herein.

M.    Remedies of Secured Party Upon Default
When default or an event of default occurs, and at any time thereafter, DSP may proceed to enforce payment of the obligations and may immediately offset any and all remaining collateral against the obligations and may exercise any other remedies available under applicable law.

N.    Waiver
No waiver by DSP of any right hereunder or of any default by Agent shall be binding upon DSP unless in writing executed by DSP. Failure or delay by DSP to exercise any right hereunder or waiver of any default of Agent shall not operate as a waiver of any other right, of further exercise of such right, or of any further default.

O.    Credit Report and Other Reports
Agent acknowledges and agrees that DSP may at any time and from time to time, either directly or through a credit reporting agency, undertake verification or re-verification of any information contained in Agent’s application to DSP, and Agent authorizes DSP to request and obtain an investigative credit report including but not limited to information as to Agent’s character, general reputation, personal characteristics and mode of living. Upon Agent’s written request to DSP within a reasonable period of time after the date of this instrument, DSP shall make a complete and accurate disclosure to Agent of the nature and scope of the investigation requested.

Exhibit 10.16
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P.    Pledge and Collateral

For value received, Agent hereby assigns and transfers to DSP and grants DSP a security interest in any and all commissions and other amounts payable DSP to agent at any time and from time to time as reflected in the Agent’s Account, whether earned or unearned (The "Collateral"). The Collateral is to be held by DSP. This Agreement is made to secure the repayment of any and all Advances and other obligations under this agreement, and any and all other obligations of Agent to DSP or its assigns, including but not limited to those set forth in the Agent Agreement (collectively the "Obligations"). This Agreement will remain in effect until release by DSP in writing. DSP has no obligation to release this Agreement except upon payment in full of the Obligations. While this Agreement is in effect, neither Agent nor any other party except DSP and its assigns and designees can withdraw all or any part of the Collateral. Agent agrees that no joint owner, beneficiary, surviving spouse or representative of Agent’s estate shall have any rights in the Collateral in the event of Agent’s death or incapacity unless and until the obligations are paid in full, and then only to the extent the Collateral has vested in and is payable to Agent pursuant to the Agent Agreement. Agent hereby assigns and grants to DSP the right to set-off and apply all or any part of the Collateral toward the repayment of the obligations, whether or not Agent is in default of all or any part of the obligations. if agent is in default of all or any part of the Obligations, DSP may exercise such right of setoff without any notice to Agent or consent from Agent (unless such notice or consent is required by law and cannot be waived).

Q.    Warranties and Representations
1)    Except for the security interest created by this agreement, Agent has title to the Collateral free from any lien, security interest, encumbrance or claim, and Agent will, during the term of this Agreement, at Agent’s cost, keep the Collateral free from other liens, security interests, encumbrances or claims, and defend any action which may affect the security interest created herein or Agent’s title to the Collateral.
2)    No financing statement covering the Collateral or any part or proceeds thereof is on file in any public office and, at DSP request, Agent will join in executing all financing statements and other instruments deemed necessary by DSP to perfect the security interest created herein.
3)    No part of the Collateral is exempt or protected by law from the effects of this agreement.

7.    LIABILITIES OF OVERRIDE AGENT

Any agent who receives an override commission on another Agent is responsible, to the extent indicated herein, for the liabilities and debit balances to DSP of same agent(s) from the date the new agent is appointed by the Overriding Agent with DSP. The amount of the account, which is deemed by DSP to be uncollectible by DSP, and any liability incurred by DSP as a result of acts or omissions of such agents, will be assessed to Overriding Agent but ONLY to the extent of the amount of override commissions or other commissions received or to be received by Overriding Agent as a result of business produced by same Agent for DSP. Satisfaction of Overriding Agent’s debt incurred as a result of the uncollectible debit balances or other obligations to DSP of such Agents appointed by or assigned to Overriding Agent will be achieved by DSP retaining any and all of Overriding Agent’s unpaid earned commissions and override commissions and other monies due and owing to Override Agent which are unpaid.

8.    VESTING OF MONTHLY RENEWAL COMMISSIONS

Monthly Renewal commissions shall become vested in the Agent only in accordance with this paragraph and only if Agent is not in breach or violation of any provision of this Agreement. Beginning immediately, Agent shall be 100% vested. Notwithstanding the above, if Agent shall at any time breach any of Agent’s Agreements with DSP, or if all active plan holders are less than twenty-five (25) in any given month after termination of this contract as reflected on that month’s DSP Monthly Commission statements, then no further monthly renewal commissions shall be payable to Agent. Notwithstanding anything to the contrary contained in this Agreement or any other agreement between Agent and DSP, commissions will be paid, upon Agent’s death, to Agent’s heirs, beneficiaries, surviving spouse or estate only to the extent they have vested in Agent before his death, subject, however, to provisions of this agreement.

9.    METHOD OF REMITTANCE ON NEW APPLICATIONS

Agent shall immediately remit to DSP payments Agent collects. It is understood and agreed that DSP will accept no application unless accompanied by the initial payment. No commission shall be deemed earned until the plan is issued, delivered by Agent, and accepted by the applicant.

Exhibit 10.16
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10.    REINSTATED PLANS AND CONVERTED PLANS

No commissions shall be paid on lapsed plans. If a lapsed plan is reinstated by Agent, the commission to be paid to Agent shall be the same as for the renewal of such plan. If the reinstatement of a lapsed plan written by Agent is accomplished by a different DSP agent, Agent shall not be entitled to a commission on the reinstated plan. Reinstatement commissions are to be determined in accordance with the Commission Schedule in effect the time of reinstatement. Commissions on reinstating, replacement, or conversion of one form of plan to another (or on surrendered plans) are not covered by this Agreement but may be determined by DSP on applications submitted.

11.    RECORDS AND REPORTS

Agent shall render such reports and keep such records and business accounts as DSP requests. For so long as Agent represents DSP, DSP will furnish Agent with a monthly statement of Agent’s Account and will pay any amount due Agent. Upon receipt of such statement, Agent shall immediately examine it, and if not satisfied as to its accuracy, Agent shall return such statement and the payment to DSP with full particulars of any discrepancy therein within thirty (30) days; otherwise the statement shall be deemed accepted by Agent as true and correct. The Account on the books of DSP shall be competent evidence of such Account for all purposes.

12.    PRINTED MATERIAL

DSP will furnish Agent with all supplies, applications, circulars and printed matter DSP or Carriers deem necessary for doing business under this Agreement. DSP may, at its discretion charge agent for such supplies as published from time to time in DSP Field Bulletins or other written communications. Agent agrees not to publish, distribute, or use any circulars, advertising, sales material or other matter referring to DSP or to DSP policies without first securing DSP’s written approval.

13.    REFUNDS/REJECTION

DSP reserves the right, at all times, to reject any application without specifying cause, and to cancel, refuse to renew, or modify any plan. Agent shall promptly refund all monies collected on any application by Agent on which a plan is declined, on any application by Agent on which DSP issued a plan not accepted by the applicant, and on any application by Agent for which the payment is refunded.

14.    DISCONTINUANCE OF PLAN FORMS

DSP may discontinue or withdraw any plan now or hereafter made available for sale. DSP may determine commissions and renewal commissions on any plan not scheduled herein.

15.    INDEMNITY

Agent agrees to indemnify DSP and hold DSP harmless from any and all expense, costs, cause or causes of action and damages, including attorneys’ fees resulting from any wrongful act, omission, statement or representation by Agent, Agent’s employees or subagents.

16.    SURVIVABILITY

Sections 4, 5, 6, 7, 8, 12, 15, and 16, of this Agreement shall survive its termination for any reason.

17.    ASSIGNMENT

Agent may not, without the express written consent of DSP, assign any of its rights or responsibilities hereunder. DSP may assign its rights hereunder to a third party, including but not limited to any lender.

Exhibit 10.16
Page 5 of 6 Pages

18.        APPLICABLE LAW

The validity of this Agreement, its construction, interpretation and enforcement and the rights of the parties hereto shall be determined under, governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law. Agent agrees that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state courts located in the County of Arapahoe, State of Colorado, or, at the sole option of DST, in any other court in which DSP shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Agent waives, to the extent permitted under applicable law, any right that Agent may have to assert the defense of lack of jurisdiction over the person, the doctrine of "Forum on conveniens" or to object to venue to the extent any proceeding is brought in accordance with this paragraph.

19.    PARTIAL INVALIDITY

If any provision of this Agreement is declared invalid for any reason, the invalidity of the provision shall not affect the validity of any other provision of this Agreement, and all other provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed all other provisions of this Agreement without including any such part or parts, or portions that may, for any reason, be hereafter declared invalid.

20.    ENTIRE AGREEMENT

This Agreement, together with the other agreements incorporated herein by reference, constitutes the entire agreement between the parties and supersedes and replaces any and all prior agreements between DSP and Agent. This Agreement may not be modified, altered or amended except by a writing signed by all parties to this Agreement.

Executed as of the 6th day of July, 2004.
AGENT	DESIGN SAVERS PLAN
/s/ Tom Thomason	/s/ Steven D. Smith
Tom Thomason	Steven D. Smith
2600 Old Crow Canyon Road, Suite 201 San Ramon, CA 94583	President

Exhibit 10.16
Page 6 of 6 Pages